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                                                                   Exhibit 10(a)

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 6 to Registration Statement No. 333-16177 of Morgan Stanley Financial Services Trust, formerly Morgan Stanley Dean Witter Financial Services Trust, on Form N-1A of our report dated July 11, 2001, appearing in the Statement of Additional Information and incorporated by reference in the Prospectus, and to the references to us under the captions "Financial Highlights" in the Prospectus and "Custodian and Independent Auditors" and "Experts" in the Statement of Additional Information, both of which are part of such Registration Statement.


Deloitte & Touche LLP
New York, New York
July 26, 2001